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FOR RELEASE:      IMMEDIATE RELEASE

CONTACT:          Frank C. Marchisello, Jr. - (336) 834-6834



                 TANGER FACTORY OUTLET CENTERS, INC. ANNOUNCES A
                               2-FOR-1 STOCK SPLIT


     GREENSBORO, NC, November 29, 2004, Tanger Factory Outlet Centers, Inc. (NYSE:SKT), today announced that its Board of Directors declared a 2-for-1 split of the Company's common shares.

     The split will be effected by paying a stock dividend of one new share for each common share outstanding. The stock dividend is payable December 28, 2004 to shareholders of record on December 17, 2004.

     Stanley K. Tanger, Chairman and Chief Executive Officer, said "As part of our ongoing effort to enhance shareholder value, this split is intended to make the market price of our stock more affordable to a broader group of investors."

     Tanger Factory Outlet Centers, Inc. is a fully integrated, self-administered and self-managed publicly traded (REIT), that presently has ownership interests in or management responsibilities for 36 centers in 23 states coast to coast, totaling approximately 8.8 million square feet of gross leasable area. For more information on Tanger Outlet Centers, visit our web site at http://www.tangeroutlet.com.

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             3200 Northline Avenue, Suite 360 Greensboro, NC 27408
                         336-292-3010 FAX 336-297-0931